UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 26, 2010, the Compensation Committee of the Board of Directors of the Company approved the CVB Financial Corp. Discretionary Performance Compensation Plan (the “Performance Plan”) for 2010, a summary of which is attached hereto as Exhibit 10.1. Performance compensation for the Company’s executive officers under the Performance Plan for 2010 will be based on the return on average equity for the Company and on specific individual performance categories applied to each executive. The related weights or values assigned to return on equity and the individual performance categories will depend on the position and responsibilities of the executive. In order for any executive to receive a performance bonus under the Performance Plan, the Company must achieve a return on equity of at least 12% (twelve percent). The Performance Plan will be administered in conjunction with the Company’s Executive Incentive Plan which has previously been filed as Exhibit 10.20 with the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
For the Company’s President and Chief Executive Officer, Mr. Christopher Myers, and each of the Company’s (and its subsidiaries) executive officers (other than Mr. Chris Walters) (currently, Mr. Edward Biebrich, Mr. James David, Mr. Todd Hollander, and Mr. David Harvey), performance compensation under the Performance Plan will be based on the following individual categories (as reflected in the consolidated performance of CVB Financial Corp.): return on average equity, earnings growth, demand deposits, total deposits, business loans, total loans, fee income and non-interest income. For the Company’s Executive Vice President in charge of CitizensTrust, Mr. Chris Walters, performance compensation will be based on the following individual categories: return on average equity, wealth management fees, investment services fees, managed assets and net earnings of CitizensTrust.

Assuming the requisite minimum return on equity is met, the total performance compensation which may be earned under the Performance Plan by Mr. Christopher D. Myers, the Company’s President and Chief Executive Officer, is between 75% and 150% of his base salary. The total performance compensation which may be earned by our current executive officers, Messrs. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer, James Dowd, Executive Vice President, Credit Management Division, Todd Hollander, Executive Vice President, Sales Division, David Harvey, Executive Vice President and Chief Operations Officer, and Chris Walters, Executive Vice President, CitizensTrust, under the Performance Plan ranges between 25% and 75% of their respective base salaries. The Compensation Committee retains the right to 1) grant performance bonuses where performance bonuses have not been earned under the guidelines of the Performance Plan and/or 2) adjust bonus allocations either upward or downward based on their judgment of an individual’s overall contribution to the Company.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits
10.1	2010 Discretionary Performance Compensation Plan Summary

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)
Date: April 1, 2010	By:	/s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

Exhibit Index
10.1	2010 Discretionary Performance Compensation Plan Summary